EXHIBIT 3(a).(3)



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   LUMEX, INC.


                Under Section 805 of the Business Corporation Law
                -------------------------------------------------

               WE, THE UNDERSIGNED, J. Raymond Elliott and Robert McNally, being respectively the President and the Secretary of Lumex, Inc., do hereby certify:

               FIRST:    The name of the Corporation is Lumex, Inc.
               -----
     (hereinafter referred to as the "Corporation").

               SECOND:   The Certificate of Incorporation was filed with
               ------
     the Department of State of New York on September 11, 1953.

               THIRD:    The Certificate of Incorporation is amended to
               -----
     change the name of the Corporation to "CYBEX International, Inc.".
     The following amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the Corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at the Corporation's Annual Meeting of Shareholders held on August 7, 1996.

               FOURTH:   Article FIRST of the Certificate of Incorporation
               ------
     of the Corporation is hereby amended to read in its entirety as follows:

               "FIRST:   (a)  The name of the Corporation is CYBEX
                -----
          International, Inc."

               IN WITNESS WHEREOF, the undersigned have caused this Certificate of Amendment to be executed as of this 7th day of August, 1996 and do hereby affirm under the penalties of perjury that the statements contained herein are true and correct.


                                          /s/ J. Raymond Elliot
                                        -----------------------------------
                                             J. Raymond Elliott
                                             President



                                          /s/ Robert McNally
                                        -----------------------------------
                                             Robert McNally
                                             Secretary



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